POWER OF ATTORNEY


		KNOW ALL MEN BY THESE PRESENTS:  That the undersigned officer and/or director of Camco Financial Corporation (the "Company"), hereby constitutes and appoints
James E. Huston, James E. Brooks, or Kristina K. Tipton as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms 3, 4
and 5 with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he/she might do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof.  The undersigned hereby revokes any previously granted Power of Attorney relating to the same subject matter.

		This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

		IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this
      25th       day of         June      , 2009.




					Signature:   /s/ Jeffrey T. Tucker

					Print Name:   Jeffrey T. Tucker

					Capacity:   Director